Exhibit 32.1

CERTIFICATION BY THE PRINCIPAL EXECUTIVE OFFICER PURSUANT TO

18 U.S.C. SECTION 1350

In connection with the Annual Report on Form 10-K of Ekso Bionics Holdings, Inc. (the “Company”), for the fiscal year ended December 31, 2015 as filed with the Securities and Exchange Commission (the “Report”), I, Thomas Looby, Interim Chief Executive Officer and President and principal executive officer, hereby certify as of the date hereof, solely for purposes of 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

Dated: March 14, 2016
/s/ Thomas Looby
Thomas Looby
Principal Executive Officer